Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On August 17, 2026 (the “Closing Date”), Arxis, Inc. (“Arxis” or the “Company”) completed the previously announced acquisition of Omnetics Connector Corporation (“Omnetics”) pursuant to the Agreement and Plan of Merger (the “Omnetics Merger”).

The following unaudited pro forma condensed combined financial information was prepared in accordance with the requirements of Article 11 of Regulation S-X and gives effect to the Omnetics Merger (the “Transaction Accounting Adjustments”, as described below in "Note 1. Description of the Omnetics Merger and Basis of Presentation”) as if it had occurred on January 1, 2025 for purposes of the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2026 and for the year ended December 31, 2025.

The unaudited pro forma condensed combined financial information gives pro forma effect only to the Omnetics Merger and does not give pro forma effect to any other transactions completed by the Company during 2026, except as described in Note 2(g) with respect to the determination of pro forma weighted-average common shares outstanding. The results of such other transactions are included in the historical results of the Company from their respective transaction dates.

In accordance with Rule 11-02(c)(1) of Regulation S-X, the unaudited pro forma condensed combined financial information is not required to, and does not, include an unaudited pro forma condensed combined balance sheet as of September 30, 2026 because the Omnetics Merger is already reflected in the Company’s historical condensed consolidated balance sheet as of September 30, 2026, included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, filed with the Securities and Exchange Commission (“SEC”) on October 29, 2026.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X using accounting policies in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”). The unaudited pro forma condensed combined financial information: (1) was prepared using the acquisition method of accounting pursuant to Accounting Standards Codification 805, Business Combinations (“ASC 805”), with the Company being the accounting acquirer, and (2) has been adjusted to give pro forma effect to the historical consolidated financial statements of the Company and Omnetics to account for the Omnetics Merger.

In accordance with ASC 805, the Company used its best estimates and assumptions to assign fair values to the tangible and identifiable intangible assets acquired and liabilities assumed, and to the related income tax impacts as of the Closing Date. The estimated excess of the purchase price over the fair value of identifiable assets acquired and liabilities assumed was allocated to goodwill. The estimated fair values of the assets acquired and liabilities assumed are considered preliminary and are based on the information that was available as of the Closing Date. Actual future results of the combined company may differ significantly from the pro forma amounts presented here due to various factors, including differences between the preliminary purchase price allocation and the final allocation, future business performance, integration efforts, and market conditions. The unaudited pro forma condensed combined financial information reflects all material adjustments necessary to be in accordance with Article 11 of Regulation S-X and is based on available information and certain assumptions we believe are reasonable but are subject to change.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only. Such information is not necessarily indicative of the operating results or financial position that would have been achieved if the Omnetics Merger had been consummated on the date indicated, or that the combined company may achieve in future periods. Further, the unaudited pro forma condensed combined financial information does not reflect any revenue and operating synergies or cost savings that may result from the Omnetics Merger.

The unaudited pro forma condensed combined financial information and related notes are derived from:

•
The historical unaudited condensed consolidated financial statements of Arxis for the nine months ended September 30, 2026, and related notes, included in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2026, as filed with the SEC on October 29, 2026;
•
The historical audited combined financial statements of Arxis for the year ended December 31, 2025, and related notes, included in the Company’s final prospectus filed with the SEC on April 16, 2026 pursuant to Rule 424(b) of the Securities Act of 1933;
•
The historical audited consolidated financial statements of Omnetics as of and for the year ended December 31, 2025, and related notes, included as Exhibit 99.2 to this Current Report on Form 8-K/A; and
•
The historical unaudited condensed consolidated financial statements of Omnetics as of and for the six months ended June 30, 2026, and related notes, included as Exhibit 99.3 to this Current Report on Form 8-K/A.

ARXIS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2026

(in thousands, except per share data)

		Historical Omnetics
	Historical Arxis(1)	Period from January 1 to June 30, 2026	Period from July 1 to August 16, 2026	Transaction Accounting Adjustments	Note 2	Pro Forma Arxis
Revenue	$1,523,565	$66,548	$18,232	$—		$1,608,345
Cost of revenue	720,036	35,557	9,242	(4,828)	(a), (c), (d)	760,007
Gross profit	803,529	30,991	8,990	4,828		848,338
Selling, general and administrative expenses	413,913	9,864	2,991	6	(a), (c)	426,774
Amortization of intangible assets	113,001	—	—	15,437	(b)	128,438
Operating income (loss)	276,615	21,127	5,999	(10,615)		293,126
Interest expense, net	101,273	—	—	—		101,273
Other income, net	(11,990)	(1,452)	(106)	—		(13,548)
Net income (loss) before income taxes	187,332	22,579	6,105	(10,615)		205,401
Income tax expense (benefit)	55,219	4,363	1,189	(1,324)	(f)	59,447
Net income (loss)	132,113	18,216	4,916	(9,291)		145,954
Less: Net income (loss) attributable to noncontrolling interest	—	3,814	494	(4,308)	(e)	—
Net income (loss) attributable to Arxis	$132,113	$14,402	$4,422	$(4,983)		$145,954

Income (loss) per share
Basic	$0.19				(g)	$0.34
Diluted	$0.19				(g)	$0.34
Number of shares used in computing income (loss) per share:
Basic	409,073				(g)	422,895
Diluted	419,211				(g)	433,033

(1)
Includes Omnetics results from the closing date of August 17, 2026 through September 30, 2026.

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information.

ARXIS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2025

(in thousands, except per share data)

	Historical Arxis	Historical Omnetics	Transaction Accounting Adjustments	Note 2	Pro Forma Arxis
Revenue	$1,591,020	$113,518	$—		$1,704,538
Cost of revenue	836,304	64,588	8,465	(a), (c), (d)	909,357
Gross profit	754,716	48,930	(8,465)		795,181
Selling, general and administrative expenses	339,081	15,947	33	(a), (c), (e)	355,061
Amortization of intangible assets	138,937	—	24,659	(b)	163,596
Operating income (loss)	276,698	32,983	(33,157)		276,524
Interest expense, net	220,316	—	—		220,316
Other income, net	(5,932)	(2,029)	—		(7,961)
Net income (loss) before income taxes	62,314	35,012	(33,157)		64,169
Income tax expense (benefit)	16,325	7,535	(5,998)	(f)	17,862
Net income (loss)	45,989	27,477	(27,159)		46,307
Less: Net income (loss) attributable to noncontrolling interest	—	4,593	(4,593)	(e)	—
Net income (loss) attributable to Arxis	$45,989	$22,884	$(22,566)		$46,307

Income (loss) per share
Basic	N/A			(g)	$0.11
Diluted	N/A			(g)	$0.11
Number of shares used in computing net income (loss) per share:
Basic	N/A			(g)	422,775
Diluted	N/A			(g)	432,913

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Description of the Omnetics Merger and Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” and presents the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2026, and for the year ended December 31, 2025, which combine the historical statements of operations of Arxis and Omnetics, giving effect to the Omnetics Merger as if it had occurred on January 1, 2025.

The unaudited pro forma combined statements of operations combine the results of operations of Arxis for the nine months ended September 30, 2026 (which includes the results of Omnetics starting August 17, 2026) with the results of operations of Omnetics for the six months ended June 30, 2026 and for the period from July 1, 2026 to August 16, 2026.

The Omnetics Merger

On May 29, 2026, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) to acquire Omnetics. Omnetics is a leading designer and manufacturer of proprietary high-reliability Micro-D-Sub and Nano-D-Sub connectors and interconnect assemblies used in critical defense and space, commercial aerospace and medical applications and operates within the Company’s Electronic Components segment.

On August 17, 2026, the Company closed the Omnetics Merger. The aggregate consideration for the Merger was based on an agreed enterprise value, which was $770.0 million, subject to customary closing adjustments. At closing, the Company issued 13,351,964 shares of the Company’s Class A common stock, par value $0.01 per share (“Class A common stock”), to the former shareholders of Omnetics and funded $8.0 million of cash escrow accounts pursuant to the Merger Agreement.

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effects of the Omnetics Merger. Under the acquisition method of accounting, in accordance with ASC 805, the assets and liabilities of Omnetics, at the Closing Date, were recorded at their estimated fair values and any excess of the consideration transferred over the fair value of Omnetics’ net assets was allocated to goodwill. The assets and liabilities of Omnetics have been measured based on various estimates, based on information that is currently available. The results of operations of Omnetics are included within the Company’s results of operations prospectively from the Closing Date.

The unaudited pro forma condensed combined financial data does not reflect any cost savings, operating synergies, or revenue enhancements from the Omnetics Merger.

Preliminary Consideration Transferred

The total preliminary consideration transferred is calculated as follows (in thousands, except per share data):

Shares of Arxis Class A common stock issued	13,352
Price per share of Arxis Class A common stock(1)	$57.60
Fair value of shares issued	$769,073
Cash consideration(2)	$8,001
Total consideration transferred	$777,074

(1)
Represents the closing price per share of Arxis Class A common stock as of August 17, 2026.
(2)
Represents cash held in escrow and cash paid in lieu of fractional shares.

Preliminary Purchase Price Allocation

The preliminary consideration transferred was allocated to the identifiable assets acquired and liabilities assumed of Omnetics based on their preliminary estimated fair values and consisted of total assets acquired of $914.0 million, including $462.0 million of intangible assets, $354.6 million of goodwill, $52.5 million of inventories, and $44.9 million of all other current and non-current assets, with $136.9 million of assumed total liabilities, which includes $115.7 million of deferred tax liabilities.

Goodwill is calculated as the excess of the total consideration transferred over the estimated fair value of the net assets acquired. The goodwill is attributable to synergies and economies of scale expected from combining the operations of Arxis and Omnetics.

Note 2. Notes to Unaudited Pro Forma Condensed Combined Statements of Operations

Transaction Accounting Adjustments include the following adjustments related to the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2026 and for the year ended December 31, 2025, as follows:

(a)
Represents an adjustment to Cost of revenue and Selling, general and administrative expenses for amortization expense related to a favorable lease asset recognized in connection with below-market contractual lease terms, with a fair value of $2.2 million and a remaining lease term of 11 years.

	Period from January 1, 2026 to August 16, 2026
(in thousands)	Historical Amortization Expense	Pro Forma Adjustment	Pro Forma Amortization Expense
Cost of revenue	$—	$105	$105
Selling, general and administrative expenses	—	21	21
Total amortization expense	$—	$126	$126

	Year Ended December 31, 2025
(in thousands)	Historical Amortization Expense	Pro Forma Adjustment	Pro Forma Amortization Expense
Cost of revenue	$—	$169	$169
Selling, general and administrative expenses	—	32	32
Total amortization expense	$—	$201	$201

(b)
Represents an adjustment to Amortization of intangible assets for amortization expense related to the step-up in fair value of definite-lived intangible assets acquired, including Customer Relationships, Developed Technology, and Trademarks, with fair values of $311.7 million, $117.7 million, and $32.6 million, respectively, and estimated useful lives of 23 years, 15 years, and 10 years, respectively.

	Period from January 1, 2026 to August 16, 2026
(in thousands)	Historical Amortization Expense	Pro Forma Adjustment	Pro Forma Amortization Expense
Amortization of intangible assets	$—	$15,437	$15,437

	Year Ended December 31, 2025
(in thousands)	Historical Amortization Expense	Pro Forma Adjustment	Pro Forma Amortization Expense
Amortization of intangible assets	$—	$24,659	$24,659

(c)
Represents an adjustment to Cost of revenue and Selling, general and administrative expenses for depreciation expense related to the step-up in fair value of Property, plant and equipment acquired, with a total fair value of $15.1 million and an estimated useful life range of 3 - 30 years.

	Period from January 1, 2026 to August 16, 2026
(in thousands)	Historical Depreciation Expense	Pro Forma Adjustment	Pro Forma Depreciation Expense
Cost of revenue	$1,138	$(85)	$1,053
Selling, general and administrative expenses	123	(15)	108
Total depreciation expense	$1,261	$(100)	$1,161

	Year Ended December 31, 2025
(in thousands)	Historical Depreciation Expense	Pro Forma Adjustment	Pro Forma Depreciation Expense
Cost of revenue	$1,738	$(57)	$1,681
Selling, general and administrative expenses	182	(9)	173
Total depreciation expense	$1,920	$(66)	$1,854
(d)
Represents an adjustment to Cost of revenue related to the step-up in fair value of inventory acquired for the year ended December 31, 2025. The Company recognizes the step-up in Cost of revenue as the related inventory is sold, which is based on the Company's average historical inventory turnover, and is expected to occur within 12 months of the Closing Date. Accordingly, the full amount of the step-up is reflected in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025. The adjustment for the nine months ended September 30, 2026 reduces Cost of revenue due to the reversal of the inventory fair value step-up recognized in the post-acquisition period from August 17, 2026 to September 30, 2026 that would not have been recognized on a pro forma basis assuming the Omnetics Merger occurred on January 1, 2025.

	Nine Months Ended September 30, 2026
(in thousands)	Historical Amortization Expense	Pro Forma Adjustment	Pro Forma Amortization Expense
Cost of revenue	$4,848	$(4,848)	$—

	Year Ended December 31, 2025
(in thousands)	Historical Amortization Expense	Pro Forma Adjustment	Pro Forma Amortization Expense
Cost of revenue	$—	$8,353	$8,353
(e)
Represents an adjustment to Selling, general and administrative expenses and Net income (loss) attributable to noncontrolling interest to remove the historical results of operations of a variable interest entity (the “VIE”) previously consolidated by Omnetics, as the agreements between Omnetics and the VIE were terminated on the Closing Date.

	Period from January 1, 2026 to August 16, 2026
(in thousands)	Historical Amount	Pro Forma Adjustment	Pro Forma Amount
Net income (loss) attributable to noncontrolling interest	$4,308	$(4,308)	$—

	Year Ended December 31, 2025
(in thousands)	Historical Amount	Pro Forma Adjustment	Pro Forma Amount
Selling, general and administrative expenses	$(10)	$10	$—
Net income (loss) attributable to noncontrolling interest	4,593	(4,593)	—
(f)
Represents an adjustment to Income tax expense (benefit) of $(1.3) million and $(6.0) million to reflect the tax impact of the aforementioned adjustments using the corporate statutory tax rate of 21% for the nine months ended September 30, 2026 and for the year ended December 31, 2025. This includes incremental income tax expense due to the elimination of the VIE.
(g)
The unaudited pro forma condensed combined basic and diluted net income per share calculations give effect to the shares of Class A common stock issued as consideration in the Omnetics Merger as if such shares had been outstanding as of the beginning of each period presented.

Because Arxis did not have common stock outstanding prior to the Reorganization, pro forma weighted-average common shares outstanding for both periods include the shares issued in the Reorganization and the IPO (as described and defined within the Company’s final prospectus filed with the SEC pursuant to Rule 424(b)(4) on April 16, 2026) as if issued on January 1, 2025, reflecting the Company’s capital structure at the time of the Omnetics Merger. The Reorganization and the IPO are reflected solely in pro forma weighted-average common shares outstanding for purposes of determining pro forma net income per share. Shares of common stock issued upon the vesting of restricted stock awards (“RSAs”) and restricted stock units (“RSUs”) granted in connection with the Reorganization are included in pro forma basic weighted-average common shares outstanding from their respective vesting dates. Unvested RSAs and RSUs are excluded from pro forma basic weighted-average common shares outstanding.

The Company’s share of convertible common stock is a participating security. Accordingly, pro forma basic net income per share is calculated using the two-class method, under which pro forma net income is allocated to the convertible common stock based on its contractual right to participate in dividends on an as-converted basis, determined using shares outstanding as of September 30, 2026. For pro forma diluted net income per share, the Company applied the if-converted method, which was more dilutive than the two-class method for both periods presented.

Pro forma diluted weighted-average common shares outstanding include the dilutive effect of unvested RSAs and RSUs granted in connection with the Reorganization and the convertible common stock as if such instruments had been outstanding for the entirety of each period presented. The dilutive effect of unvested RSAs and RSUs was calculated using the treasury stock method based on the Company’s computation for the period from April 1, 2026 through September 30, 2026 in its historical financial statements. Because the Company’s Class A common stock was not publicly traded prior to the IPO, the same incremental shares were applied to the year ended December 31, 2025. The dilutive effect of the convertible common stock was calculated under the if-converted method as of September 30, 2026, consistent with the Company’s diluted net income per share for the nine months ended September 30, 2026.

The following table summarizes the computation of the unaudited pro forma net income per share, basic and diluted:

(in thousands, except per share data)	For the Nine Months Ended September 30, 2026	For the Year Ended December 31, 2025
Numerator:
Pro forma combined net income	$145,954	$46,307
Less: net income allocated to convertible common stock	(1,714)	(544)
Pro forma net income attributable to common stockholders, basic	$144,240	$45,763
Plus: net income allocated to convertible common stock(1)	1,714	544
Pro forma net income attributable to common stockholders, diluted	$145,954	$46,307
Denominator:
Common stock issued in our Reorganization and IPO in April 2026(2)	409,423	409,423
Shares issued in connection with the Omnetics Merger	13,352	13,352
Weighted-average shares for vested RSAs and RSUs post-April 2026	120	—
Pro Forma weighted-average common shares outstanding, basic	422,895	422,775
Effect of dilutive securities, restricted shares and restricted stock units	5,109	5,109
Effect of dilutive securities, convertible common stock(1)	5,029	5,029
Pro Forma weighted-average common shares outstanding, diluted	433,033	432,913

Pro forma net income per share, basic	$0.34	$0.11
Pro forma net income per share, diluted	$0.34	$0.11

(1)
The holders of the convertible common stock have conversion rights which enable them to convert the share of convertible common stock for shares of Class B common stock (or Class A common stock if no Class B common stock is outstanding at the time of such conversion). The conversion rights cause the convertible common stock to be considered potentially dilutive shares for purposes of dilutive income per share calculations. Prior to conversion, the convertible common stock participates in dividends on an as-converted basis and is therefore a participating security. The convertible common stock, unvested RSAs and unvested RSUs are included in the computation of pro forma diluted net income per share as if outstanding for the entirety of each period presented. The dilutive effect of unvested RSAs and RSUs is based on the incremental shares calculated under the treasury stock method for the period from April 1, 2026 through September 30, 2026, and the dilutive effect of the convertible common stock is based on the as-converted shares calculated as of September 30, 2026.
(2)
Net of shares related to awards issued in the Reorganization that were subsequently forfeited.